                                                                       Exhibit J

                   Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the use of our reports for Goldman Sachs Trust on behalf of the Fixed Income Funds dated December 11, 1998 (and all references to our firm) included in or made a part of Post-Effective Amendment No. 50 and Amendment No. 52 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.







Boston, Massachusetts
December 23, 1998